Exhibit 23


                               Arthur Andersen LLP
                                   Suite 2500
                            133 Peachtree Street, NE
                             Atlanta, GA 30303-1816
                                  404-658-1776



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 2000 on the financial statements of The Southern Company and its subsidiaries, included in this Form 8-K, into The Southern Company's previously filed Registration Statement File Nos. 2-78617, 33-3546, 33-30171, 33-51433, 33-54415, 33-57951, 33-58371, 33-60427, 333-09077,
333-44127, 333-44261 and 333-64871.



/s/Arthur Andersen LLP
Atlanta, Georgia
February 28, 2000